Exhibit 10.06

                     FIRST AMENDMENT TO
               ENRON CORP. 1988 DEFERRAL PLAN


WHEREAS, Enron Corp. (the "Company") has heretofore adopted the Enron Corp. 1988 Deferral Plan (the "Plan"); and

WHEREAS, the Company desires to amend the Plan to provide that no new Participation Agreements may be entered into for Plan Years after 1988, until such time as may be approved by the Board of Directors of the Company;

Now therefore, the Plan is amended effective as of December
13, 1988, as follows:

1.   The following paragraph 10.12 is added to the end of
Article X:

     "Notwithstanding any other provision of the Plan, no new Participation Agreements may be entered into for Plan Years after 1988, until such time as may be approved by the Board."

6. As amended hereby, the Plan is specifically ratified and reaffirmed.

ENRON CORP.

By: RICHARD D. KINDER
Title:  Vice Chairman


ATTEST:

PEGGY B. MENCHACA
Title:  Vice President & Secretary